UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

BRAVO MULTINATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-53765 (Commission File Number)	26-1266967 (IRS Employer Identification No.)
590 York Road, Unit 3 Niagara On The Lake, Ontario, CANADA (principal executive offices)	L0S 1J0 (Zip Code)

(716) 803-0621
(registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02-Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, the Company's Chief Financial Officer , Mr. Martin Wolfe, CPA, CA resigned all positions he held with the Company. Mr. Wolfe did not indicate that he was resigning because of disagreement with the Company on any matter related to the Company's operations, polices or procedures. The Board of Directors appointed Mr. Richard Kaiser to succeed Mr. Wolfe, and Mr. Kaiser accepted the position as Interim Chief Financial Officer. Mr. Kaiser holds the titles of Director, Interim CFO, Secretary and Chief Governance Officer for Bravo Multinational, Inc.

Mr. Richard Kaiser has served as Bravo Multinational Inc.'s corporate secretary and corporate governance officer since March 24, 2015, and as a director for the Company since September 29, 2016. He has served as Co-owner of Yes International since July 1991, a full service investor relations and venture capital firm. Mr. Kaiser has over 25 years public corporation expertise.  He has a Bachelor of Arts degree in International Economics from Oakland University (formerly known as Michigan State University-Honors College).

Item 9.01 -Financial Statements and Exhibits.

(a)

Financial statements of business acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transactions.  Not applicable.

(d)

Exhibits.

Exhibit No.	Identification of Exhibit
99.1*	Resignation Notification-Mr. Martin Wolfe

____________

*

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2017	BRAVO MULTINATIONAL INCORPORATED

By /s/ Paul Parliament
Paul Parliament, Chief Executive Officer & Chairman

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